Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS 4.2% GROWTH IN DILUTED BOOK VALUE PER SHARE WITH STRONG FIRST QUARTER 2013 RESULTS

Underwriting income increases 16.1% compared to the first quarter of 2012

ZUG, SWITZERLAND, APRIL 24, 2013 - Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $159.0 million, or $4.49 per diluted share, for the first quarter of 2013 compared to net income of $218.2 million, or $5.70 per diluted share, for the first quarter of 2012. Operating income was $84.2 million, or $2.38 per diluted share, for the first quarter of 2013, compared to operating income of $91.5 million, or $2.39 per diluted share, for the first quarter of 2012.

President and Chief Executive Officer Scott Carmilani commented, “Allied World is off to a strong start in 2013. We produced solid underwriting and investment results, and our diversified platform continues to deliver growth across each of our segments. In U.S. insurance, our casualty business continues to grow gross premiums written amid a rising rate environment. We experienced growth across our international segment, driven by business lines including healthcare and general casualty. In our reinsurance business, we benefitted from our investment into new business lines, including crop and had a successful January 1 renewal season, constructing an attractive portfolio of business.”

“Management’s focus on generating strong and consistent book value growth continues to be supported by solid underwriting, investment and reserving expertise and efficient management of capital. The company generated $159.0 million of quarterly net income and achieved an 85.1% combined ratio, growing diluted book value per share 4.2% to $96.50. We are encouraged by conditions across our business and are well positioned to take advantage of market opportunities.”

Underwriting Results

Gross premiums written were $837.1 million in the first quarter of 2013, a 22.9% increase compared to $680.9 million in the first quarter of 2012. Net premiums written were $695.1 million in the first quarter of 2013, an 18.0% increase compared to $588.9 million in the first quarter of 2012. Net premiums earned in the first quarter of 2013 were $463.2 million, a 15.3% increase compared to $401.9 million in the first quarter of 2012.

The combined ratio was 85.1% in the first quarter of 2013 compared to 85.2% in the first quarter of 2012. The loss and loss expense ratio was 55.1% in the first quarter of 2013 compared to 56.0% in the first quarter of 2012. During the first quarter of 2013, the company recorded net favorable reserve development on prior loss years of $44.1 million. This favorable reserve development resulted in a benefit of 9.5 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the first quarter of 2012, when the company recorded net favorable reserve development on prior loss years of $39.5 million, a benefit of 9.8 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the first quarter of 2013 was 64.6% compared to 65.8% for the first quarter of 2012. The company did not record any catastrophe losses for the current accident year.

The company’s expense ratio was 30.0% for the first quarter of 2013 compared to 29.2% for the first quarter of 2012. The expense ratio includes the impact of the increase in the company’s stock price reflected in equity-based incentive compensation.

Investment Results

The total return on the company’s investment portfolio for the three months ended March 31, 2013 was 1.3% compared to 2.0% for the three months ended March 31, 2012. See the table below for the components of our investment returns:

	Quarter Ended
	March 31, 2013	March 31, 2012
	(expressed in millions of U.S. Dollars)
Net investment income	$33.4	$ 47.2
Net realized investment gains	79.6	133.6
Change in unrealized gains	-	(14.0)

Net investment income, realized gains and unrealized gains	$113.0	$ 166.8

Average invested assets	$8,471.6	$ 8,159.2

Financial statement portfolio return	1.3%	2.0%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

Shareholders’ Equity

As of March 31, 2013, our total shareholders’ equity was $3,432.0 million, compared to $3,326.3 million as of December 31, 2012.

The company’s annualized net income return on average shareholders’ equity for the three months ended March 31, 2013 was 18.8%. The company’s annualized operating return on average shareholders’ equity for the three months ended March 31, 2013 was 10.0%.

As of March 31, 2013, diluted book value per share was $96.50, an increase of 4.2% compared to $92.59 as of December 31, 2012.

Capital Management

During the first quarter 2013, the company repurchased 432,117 of its common shares at an average price of $83.88 per share for an aggregate cost of $36.2 million. The company announced last month that its Board of Directors has proposed an increase in its quarterly dividend from $0.375 to $0.50 per share. This proposed increase in the quarterly dividend is subject to approval by the company’s shareholders at the Allied World 2013 Annual Shareholder Meeting to be held on May 2, 2013.

Supplementary Information

Allied World will be providing a Financial Supplement relating to first quarter 2013 and an Investment Supplement as of March 31, 2013. This information will be available in the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Scott Carmilani, President and Chief Executive Officer, Thomas Bradley, Chief Financial Officer, and other members of the company’s executive management team will host a conference call on Thursday, April 25, 2013 at 8:30 am (Eastern Time) to discuss the first quarter 2013 financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. and Canada callers) or (412) 317-6061 (international callers) and entering the passcode 4957452 approximately ten minutes prior to the call. A live webcast of the call will be available online at www.awac.com. Following the conclusion of the presentation, a replay of the call will be available through Thursday, May 9, 2013 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10026618. In addition, the webcast will remain available online through Thursday, May 9, 2013 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2013	2012

Revenues:
Gross premiums written	$837,081	$680,929
Premiums ceded	(142,029)	(91,976)

Net premiums written	695,052	588,953
Change in unearned premiums	(231,824)	(187,063)

Net premiums earned	463,228	401,890

Net investment income	33,388	47,209
Net realized investment gains	79,637	133,581

Total revenue	576,253	582,680

Expenses:
Net losses and loss expenses	255,178	225,202
Acquisition costs	56,685	47,138
General and administrative expenses	82,680	70,366
Amortization of intangible assets	633	633
Interest expense	14,134	13,756
Foreign exchange loss (gain)	2,518	(81)

Total expenses	411,828	357,014

Income before income taxes	164,425	225,666
Income tax expense	5,433	7,510

NET INCOME	$158,992	$218,156

PER SHARE DATA:
Basic earnings per share	$4.59	$5.86
Diluted earnings per share	$4.49	$5.70

Weighted average common shares outstanding	34,613,606	37,205,166
Weighted average common shares and common share equivalents outstanding	35,431,843	38,284,635

Dividends paid per share	$0.375	$0.375

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
ASSETS:	2013	2012

Fixed maturity investments trading, at fair value	$6,458,614	$6,626,454
Equity securities trading, at fair value	593,562	523,949
Other invested assets	838,603	783,534

Total investments	7,890,779	7,933,937
Cash and cash equivalents	729,281	865,364
Insurance balances receivable	667,499	510,532
Funds held	370,580	336,368
Prepaid reinsurance	292,574	277,406
Reinsurance recoverable	1,163,503	1,141,110
Accrued investment income	28,436	29,135
Net deferred acquisition costs	142,151	108,010
Goodwill	268,376	268,376
Intangible assets	50,732	51,365
Balances receivable on sale of investments	219,260	418,879
Net deferred tax assets	27,737	25,580
Other assets	65,170	63,884

Total assets	$11,916,078	$12,029,946

LIABILITIES:
Reserve for losses and loss expenses	$5,673,220	$5,645,549
Unearned premiums	1,465,013	1,218,021
Reinsurance balances payable	118,461	136,264
Balances due on purchases of investments	354,289	759,934
Senior notes	798,284	798,215
Accounts payable and accrued liabilities	74,848	145,628

Total liabilities	8,484,115	8,703,611

SHAREHOLDERS’ EQUITY:

Common shares, 2013: par value CHF 12.30 per share and 2012: par value CHF 12.64 per share (2013: 35,937,751; 2012: 36,369,868 shares issued and 2013: 34,626,361; 2012: 34,797,781 shares outstanding)	436,587	454,980
Treasury shares, at cost (2013: 1,311,390; 2012: 1,572,087)	(96,353)	(113,818)
Retained earnings	3,091,729	2,985,173

Total shareholders’ equity	3,431,963	3,326,335

Total liabilities and shareholders’ equity	$11,916,078	$12,029,946

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended March 31, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$256,018	$128,516	$452,547	$837,081
Net premiums written	192,253	77,745	425,054	695,052
Net premiums earned	188,439	84,214	190,575	463,228
Net losses and loss expenses	(133,324)	(28,935)	(92,919)	(255,178)
Acquisition costs	(23,128)	849	(34,406)	(56,685)
General and administrative expenses	(39,596)	(24,789)	(18,295)	(82,680)

Underwriting (loss) income	(7,609)	31,339	44,955	68,685
Net investment income				33,388
Net realized investment gains				79,637
Amortization of intangible assets				(633)
Interest expense				(14,134)
Foreign exchange loss				(2,518)

Income before income taxes				$164,425

GAAP Ratios:
Loss and loss expense ratio	70.8%	34.4%	48.8%	55.1%
Acquisition cost ratio	12.3%	(1.0%)	18.1%	12.2%
General and administrative expense ratio	21.0%	29.4%	9.6%	17.8%

Combined ratio	104.1%	62.8%	76.5%	85.1%

	U.S.	International
Quarter Ended March 31, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$204,211	$113,590	$363,128	$680,929
Net premiums written	153,846	72,609	362,498	588,953
Net premiums earned	153,358	79,871	168,661	401,890
Net losses and loss expenses	(97,704)	(38,100)	(89,398)	(225,202)
Acquisition costs	(19,972)	528	(27,694)	(47,138)
General and administrative expenses	(31,044)	(22,401)	(16,921)	(70,366)

Underwriting income	4,638	19,898	34,648	59,184
Net investment income				47,209
Net realized investment gains				133,581
Amortization of intangible assets				(633)
Interest expense				(13,756)
Foreign exchange gain				81

Income before income taxes				$225,666

GAAP Ratios:
Loss and loss expense ratio	63.7%	47.7%	53.0%	56.0%
Acquisition cost ratio	13.0%	(0.7%)	16.4%	11.7%
General and administrative expense ratio	20.2%	28.0%	10.0%	17.5%

Combined ratio	96.9%	75.0%	79.4%	85.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2013	2012

Net income	$158,992	$218,156
Add after tax effect of:
Net realized investment gains	(77,342)	(126,570)
Foreign exchange loss (gain)	2,518	(81)

Operating income	$84,168	$91,505

Weighted average common shares outstanding:
Basic	34,613,606	37,205,166
Diluted	35,431,843	38,284,635

Basic per share data:
Net income	$4.59	$5.86
Add after tax effect of:
Net realized investment gains	(2.23)	(3.40)
Foreign exchange loss (gain)	0.07	-

Operating income	$2.43	$2.46

Diluted per share data:
Net income	$4.49	$5.70
Add after tax effect of:
Net realized investment gains	(2.18)	(3.31)
Foreign exchange loss (gain)	0.07	-

Operating income	$2.38	$2.39

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	March 31,	December 31,	March 31,
	2013	2012	2012

Price per share at period end	$92.72	$78.80	$68.67

Total shareholders’ equity	$3,431,963	$3,326,335	$3,245,821

Basic common shares outstanding	34,626,361	34,797,781	36,786,067

Add: unvested restricted share units	91,159	135,123	187,623

Add: performance based equity awards	272,062	485,973	524,888

Add: employee share purchase plan	5,616	10,750	-

Add: dilutive options/warrants outstanding	1,166,137	1,224,607	1,429,333

Weighted average exercise price per share	$47.34	$47.02	$45.98

Deduct: options bought back via treasury method	(595,451)	(730,652)	(957,064)

Common shares and common share equivalents outstanding	35,565,884	35,923,582	37,970,847

Basic book value per common share	$99.11	$95.59	$88.24
Diluted book value per common share	$96.50	$92.59	$85.48

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended March 31,
	2013	2012

Opening shareholders’ equity	$3,326,335	$3,149,022
Deduct: accumulated other comprehensive income	-	(14,484)

Adjusted opening shareholders’ equity	3,326,335	3,134,538

Closing shareholders’ equity	$3,431,963	$3,245,821
Deduct: accumulated other comprehensive income	-	(2,325)

Adjusted closing shareholders’ equity	3,431,963	3,243,496

Average shareholders’ equity	$3,379,149	$3,189,017

Net income available to shareholders	$158,992	$218,156
Annualized net income available to shareholders	635,968	872,624

Annualized return on average shareholders’ equity - net income available to shareholders	18.8%	27.4%

Operating income available to shareholders	$84,168	$91,505
Annualized operating income available to shareholders	336,672	366,020

Annualized return on average shareholders’ equity - operating income available to shareholders	10.0%	11.5%

Source: Allied World Assurance Company Holdings, AG

Media:

Noelle Campbell

Manager, Corporate Communications

+1-646-794-0544

Noelle.campbell@awacservices.com

OR

Faye Cook

SVP, Marketing & Communications

+1- 441-278-5406

faye.cook@awac.com

Investors:

Sarah Doran

SVP, Investor Relations

+1-646-794-0590

sarah.doran@awac.com

Website: www.awac.com